Exhibit 99.1
NEWS RELEASE
DATE: Friday, May 4, 2007
FOR IMMEDIATE RELEASE:
Oilsands Quest to participate in Oil Sands in Canada Conference on Monday, May 7, 2007
Calgary, Alberta — Oilsands Quest Inc. (Amex: BQI) advises shareholders and the investment community that Christopher H. Hopkins, President and CEO, will address the Raymond James Oil Sands in Canada Conference in New York City on Monday, May 7, 2007. The conference is not open to the public; however, Mr. Hopkins’ address will be available by live web cast. His presentation is scheduled for approximately 9:00 am — 9:30 am Eastern Time (http://www.wsw.com/webcast/rj27/bqi); it will also be archived at the same link for 90 days after the conference.
In his address, Mr. Hopkins will present an update of activities on Oilsands Quest’s oil sands exploration permits in Saskatchewan and an overview of the company’s plans for the upcoming approximate 12- to 18-month period.
Oilsands Quest Inc. is involved in oil sands exploration focused primarily on its oil sands exploration permits in Saskatchewan and Alberta. The company has initiated pre-commercialization studies for its Axe Lake Discovery, placing it at the forefront of the development of an oil sands industry in the province of Saskatchewan.
Forward-Looking Information
Except for statements of historical fact relating to Oilsands Quest Inc., this news release contains certain “forward-looking information” within the meaning of applicable securities law. Forward-looking information in this news release is characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” “will” or “could” occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. There are uncertainties inherent in forward-looking information, including factors beyond Oilsands Quest’s control. Oilsands Quest undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements. The risks and uncertainties set forth above are not exhausting. Readers should refer to Oilsands Quest’s current annual report on Form 10KSB and other document filings, which are available at www.sedar.com and at www.sec.gov for a detailed discussion of these risks and uncertainties.
For more information:
General inquiries and retail investors, contact Hedlin Lauder Investor Relations Ltd.
Toll Free: 1-800-299-7823. Office: 403-232-6251. Email: irinfo@hedlinlauder.com
Institutional investors, contact The Buick Group
Toll Free: 1-877-748-0914. Office: 416-915-0915. Email: jbuick@buickgroup.com